                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10K, into the Company's previously filed registration statements on Form S-8 (Files Nos. 333-59172, 333-64360, 333-64362 and 333-75292) and the registration statement on Form S-3 (File No. 333-74514).


                                                         /s/ Arthur Andersen LLP

Boston, Massachusetts
February 27, 2002